UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 6, 2009

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                   001-13835                                  39-1661164
 (State or Other Jurisdiction     (Commission file Number)    (IRS Employer
       of  Incorporation)                                                           Identification No.)

    50 Lakeview Parkway, Suite 111, Vernon Hills, IL                               60061
(Address of Principal Executive Offices)                                             (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, the Registrant’s Board of Directors and Ellen R. Hoffing, the Registrant’s Chairman, President and Chief Executive Officer agreed that Ms. Hoffing will exit her roles as President and CEO, effective August 28, 2009.  Ms. Hoffing will continue as Chairman of the Board of Directors, a position she has held since December 2007.  Ms. Hoffing has been the Registrant’s President and Chief Executive Officer since August 2006.  The Registrant previously reported on Form 8-K, dated June 23, 2009, that the Registrant’s Board of Directors would let Ms. Hoffing’s employment agreement lapse when the current term of the agreement expires on August 28, 2009.

The Registrant’s Board of Directors is currently searching for a President and CEO to replace Ms. Hoffing.  If a successor President and CEO is not identified, David C. Tiemeier, Ph.D., a current Director of the Registrant, will function as interim President and CEO until a new President and CEO is in place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of August 2009.
                        APPLIED NEUROSOLUTIONS, INC.

                        By:            /s/  David Ellison
                        Name:  David Ellison
                        Title:    Chief Financial Officer